Exhibit 10.14

                           MEMORANDUM OF UNDERSTANDING

This memorandum of understanding (the "MOU") shall confirm that Conserver Corporation of America ("CCA") having an address of 2655 LeJeune Road, Suite, 535, Coral Gables, Florida 33134, as one party, and Arlene Streilitz, having an address of 167 East 61st Street, Apt. 33-B, New York, New York, on her own behalf or on behalf of an entity to be formed by her (collectively referred to as "Streco"), as the other party, have entered into a preliminary agreement concerning the formation of a joint venture for the procurement, use and distribution of the CCA food preservation products (the "Products") in the State of Israel. The terms of this MOU are set forth below:

1. Joint Venture. (a) Streco and CCA, jointly, shall form either a Delaware Corporation or a Delaware Limited Liability Company ("Newco"), as determined by the mutual agreement of the parties, which shall enter into an exclusive contract with CCA for the rights to: (i) the exclusive use of all CCA patents and trademarks issued in connection with the Products in the State of Israel; and (ii) purchase from CCA the Products for the use and distribution by Newco in the State of Israel.

       (b) The membership interests or shares of stock, as the case may be, in Newco shall be owned 50% by CCA and 50% by Streco. Profits of Newco shall be distributed to the parties on a 50/50 basis. Newco shall have an initial Board of Members/Directors comprised of five (5) Members/Directors, two (2) appointed by CCA and Streco respectively and one (1) appointed by the mutual agreement of the parties.

       (c) Streco and CCA shall enter into a Shareholders/Operating Agreement governing the internal operation, management and control of Newco. This Shareholders/Operating Agreement shall include, among other things: (i) that Streco shall have control of the business operations in the State of Israel (including exports); (ii) that provided Streco operates the business in accordance with the business judgment rule Newco shall be free from interference of any kind by CCA in the Israeli operations; (iii) that CCA shall, however, be entitled to exercise a unilateral veto right granted pursuant to an irrevocable limited power of attorney over any activities of Newco which have or could have a direct negative impact on the CCA name, business activities or reputation in the World and (iv) that notwithstanding the grant of voting authority in subsection (iii), above, the exercise of any rights by CCA to protect or preserve the reputation of CCA, its patents, trademarks or the Products shall require: (x) only a vote of 50% of the Newco membership interests/stock; and (y) the affirmative action of two (2) members of the Board of Directors/Members (the provision shall be added to the by-laws as well).

       (d) CCA shall provide to Newco all technical expertise, developments and support concerning the use and distribution of the Products. This expertise may include "loaning" Newco certain necessary personnel to commence business operations in Israel using the Products. CCA shall sell the Products to Newco the lessor of: (i) at its cost of manufacture; or (ii) the price at which CCA sells the product to any other party in the World.



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       (e) Streco shall be responsible for all activities and costs involved in commencing business operations in the State of Israel including but not limited to hiring personnel, obtaining warehouse facilities, procuring any governmental permits or authorizations and establishing distribution channels.

2. Exclusive. (a) Streco shall have the exclusive right for the sale and use of the Products in the State of Israel set forth in this MOU. Upon the formation of Newco, Streco shall assign all of its rights hereunder to Newco. Neither CCA nor Streco, each on their respective behalf, shall directly or indirectly solicit, undertake or enter into any negotiations to commence business activities contemplated by this MOU except as between each other. CCA shall take all affirmative actions necessary to ensure that no other party with whom CCA contracts for the Products undertakes any activities which violate the transaction contemplated by this Memorandum or the exclusive rights granted to Newco.

       (b) Newco shall be granted a right of first refusal for the: (i) the exclusive use of all CCA patents and trademarks issued in connection with the Products; and (ii) purchase from CCA the Products for the use and distribution by Newco in: Jordan, Egypt, the United Arab Emirates, Morocco, Greece, and Cyprus.

3. Information. (a) In connection with this MOU Streco shall from time to time be provided with certain non-public information concerning CCA. This information may include but not be limited to financial and related business activities and prospects of CCA. In connection with this MOU CCA shall from time to time be provided with certain confidential information concerning Streco, its business activities in the State of Israel and the activities of Streco under this MOU.

       (b) Each party, on their respective behalf, agrees that they will hold all information delivered or obtained pursuant to Section 3(a) strictly confidential and in no event shall either use any such information for any purpose other than in connection with this MOU or in any manner detrimental to the party providing the information.

4. Term. Unless sooner terminated, for cause, by either party, upon delivery of five (5) days advance written notice, this MOU shall expire at 12:00 midnight (New York City time) on December 31, 1997.

5.     Indemnification.   Each   of   the   parties,   on   their
respective behalf, agrees to indemnify and hold harmless the other party from and against any loss, liability, claim or cause of action, including attorney's fees and other costs of litigation incurred in connection with such claim, which the other party may incur or be subject by reason of the breach or alleged breach of the provisions of this MOU by this indemnifying party or by any of such party's affiliates, associates, officers, employees or agents.

6. Time is of the Essence. Time is of the essence with respect to performance and the undertakings contemplated by this MOU. Each party further covenants and agrees to use good faith in the discharge of the undertakings contemplated by this MOU.

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7.     Independence.  It is expressly  agreed and acknowledged by the parties that neither party is an agent or affiliate of the other and, accordingly, neither party has any authority (actual or apparent) to bind the other to any third party contracts or agreements.

8. Assignment. The parties acknowledge that the skills, business relationships and Products to be supplied under the MOU are unique. Accordingly neither party may assign any of its rights or obligations hereunder. Notwithstanding the foregoing Streco may assign its rights hereunder to an entity owned or controlled by Arlene Streilitz.

9. Survival. The provisions of Paragraphs 3, 5 and 7 shall survive the expiration or termination of this MOU.

It is expressly agreed that the foregoing MOU articulates the general terms outlining the parties proposed business venture and that any final arrangement will require negotiation, drafting and execution of documents prepared in accordance with this MOU. Further, the parties acknowledge that these documents will include but not be limited to articles of incorporation, by-laws, shareholders agreement and an exclusive distribution agreement each of which must be prepared and agreed to by the parties in the exercise of their respective discretion.

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If the foregoing correctly restates the terms and conditions discussed and agreed to on Wednesday August 20, 1997 please countersign in the space provided below.

ATTEST                            CONSERVER CORPORATION OF AMERICA



                                    /s/ Charles Stein
-------------------------------   ----------------------------------
By: ___________________________   By:   Charles Stein
Its: Secretary                    Its:  Chairman
Date __________________________


WITNESS



         /s/                         /s/ Arlene Streilitz
-------------------------------   ----------------------------------[SEAL]
                                  ARLENE STREILITZ

Date    9/4/97
     --------------------------